Exhibit 10.46

“Mr. Pink”

OPTION AGREEMENT

For valuable consideration, receipt of which is hereby acknowledged, the undersigned, Allen Brothers Publishing, LLC, whose address is c/o Julie McGill, Esq., 250 W. Main Street, Suite 3010, Lexington, Kentucky 40507, hereby sells, grants and assigns to Global Universal Entertainment, Inc. (“Purchaser”), whose address is c/o Raleigh Studios, 650 N. Bronson Avenue, Suite B-116, Los Angeles, CA 90004-1404, the exclusive option, for an initial option period commencing as of the date hereof and continuing for a period of 18months following the Execution Date specified below, which may be extended for an additional period of 12 months and other automatic extensions, to acquire in perpetuity and throughout the universe, among other things, the exclusive right to produce and distribute for and in all media now known or hereafter devised all types of audiovisual works of any kind and allied rights therein (including by way of illustration all soundtrack, music publishing and merchandising rights) based on that certain work of authorship described as follows:

Title:  “Mr. Pink”

Written By:  Charles T. Allen, II
Publisher: Allen Brothers Publishing, LLC.
Date and Place of Initial Publication:  November 10, 2010/State of Minnesota
Copyright Registration No.:  TXu 1-718-243

The undersigned and Purchaser have entered into an Option Purchase Agreement dated as of May 11, 2011, relating to the transfer and assignment of the foregoing rights in and to said work, which rights are more fully described in said agreement, including without limitation, the Reserved Rights described therein, and this option agreement is expressly made subject to all of the terms, conditions and provisions contained in said agreement.

Execution Date of the Option Purchase Agreement:  5 - 17 - 2011.

Allen Brothers Publishing, LLC By: /s/ Blake Allen Its: Directing Manager

ALL-PURPOSE ACKNOWLEDGMENT

State of Kentucky )

 )

County of Fayette )

On            5/17/11                  before me, Patrick A. Minind, personally appeared James Blake Allen, personally known to me (or proved to me on the basis of  satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

Witness my hand and official seal.

/s/ Patrick A. Minind________________________________
Signature of Notary

Notary Commission
Expires 11/3/13
Notary ID 407947